Exhibit 99.1

Chegg to Acquire Online Skills-Based Learning Platform Thinkful to Help Students Accelerate their Path from Learning to Earning
With the pending acquisition of Thinkful, Inc., Chegg will expand its leading direct-to student learning platform by adding affordable and high-quality courses focused on the most in-demand technology skills to develop the next generation workforce.

SANTA CLARA, Calif., Sept. 4, 2019 /PRNewswire/ -- Chegg, Inc. (NYSE: CHGG), a Smarter Way to Student, announced today that it has entered into a definitive agreement to acquire Thinkful, an online learning platform that offers professional courses directly to students across America. 85% of Thinkful graduates get jobs in their field of study within six months of graduating their program.

“With the anticipated addition of Thinkful to our platform, Chegg will continue to expand our offerings and make it easier for students to accelerate their path from learning to earning,” said Dan Rosensweig, CEO of Chegg. “Students are increasingly looking to improve their professional opportunities by learning the most relevant job skills, either while in school or soon after. Adding Thinkful courses to our suite of Chegg Learning Services will enable us to empower students to obtain in-demand, high-quality job skills, for the fastest-growing job categories, with affordable prices. Thinkful has achieved strong revenue growth of greater than 30% year-over-year because it has focused on going directly to students and helping them gain the most valuable skills for today’s workforce.”

Founded in 2012 by Darrell Silver and Daniel Friedman, Thinkful offers high-quality, online, outcomes-focused curricula, coupled with live experts, to give learners highly sought-after technology skills such as engineering, data science, data analytics and product design.

“We founded Thinkful because we saw millions of people with no way to achieve a fulfilling career, especially in high-tech fields, and we knew we could fix it,” said Darrell Silver, CEO of Thinkful. “Becoming part of the Chegg platform will allow us to accelerate course development, lower the cost for students, grow, and increase our reach.”

Thinkful, which has been referred to as “the future of higher learning in America,”1 seeks to make its programs broadly available by offering high-quality content at low costs and with a variety of payment options, including income share agreements. Thinkful’s average customer is 30 years-old, two-thirds of its customers work while in their classes, and half do not have a college degree.

The International Labor Organization estimates that the impact of rapid automation on most developed countries, including the United States, is causing a mismatch between existing traditional qualifications and the skills required in many jobs. This creates a growing need to address workforce shortages in skills in the digital economy.2

“Being student-focused and going direct to students is at the heart of Chegg. As a result, we have an in-depth understanding of what students want in both academic and career services. Students want us to provide a relevant, outcomes-focused, pathway to help them get tech-enabled jobs and advance professionally once they are in those jobs,” said Nathan Schultz, President of Learning Services at Chegg. “We believe that providing affordable, high-quality, human-supported, skills-based training represents an incredible opportunity to improve outcomes for learners, expands our TAM, and continues to realign our education system towards workforce development both in the United States and around the world,” Schultz added.

Chegg expects to acquire Thinkful for approximately $80 million in an all-cash transaction. There are potential additional payments of up to $20 million, which may be paid in cash or restrictive stock units, at Chegg’s sole discretion, subject to performance-based contingencies. The acquisition, which was approved by the boards of directors of Chegg and Thinkful, is expected to close early in the fourth quarter of 2019, subject to customary closing conditions.

Chegg expects, assuming an early fourth quarter close of the acquisition, the Q4 2019 revenue contribution of Thinkful, after the effect of the fair-value adjustment through purchase accounting to Thinkful’s deferred revenue, to be approximately $2 million. Thinkful’s 2018 net revenue was approximately $14 million, an increase of approximately 30% year-over-year. As part of Chegg, we expect the impact of the acquisition of Thinkful to result in a Q4 2019 adjusted EBITDA loss of approximately $4 million, and as the service scales, we expect its adjusted EBITDA to be breakeven in 2020 and to contribute to Chegg’s adjusted EBITDA in fiscal years thereafter.

Updated Chegg 2019 guidance including the Thinkful contribution, which assumes an early Q4 close:

•	Total 2019 revenue: $400 million - $404 million, with Chegg Services revenue $332 million - $334 million

•	2019 adjusted EBITDA: $117 million - $120 million

•	No change to Q3 guidance as transaction is expected to close in Q4

For more information about the use of forward-looking non-GAAP measures, see the below section of the press release titled "Use of Non-GAAP Measures."

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, Chegg strives to improve the overall return on investment in education by helping students learn more in less time and at a lower cost. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains the non-GAAP financial measure adjusted EBITDA. The presentation of this non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Chegg defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to exclude share-based compensation expense, other income, net, restructuring charges, and acquisition-related compensation costs. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that adjusted EBITDA, when taken together with the corresponding GAAP net loss, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses adjusted EBITDA in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measure enhances investors’ overall understanding of our current financial performance. Adjusted EBITDA also facilitates comparisons of Chegg’s performance to prior periods.

A reconciliation of forward-looking fiscal year 2019 adjusted EBITDA to net loss is not available without unreasonable effort due to the unavailability of certain information needed to calculate reconciling items, largely driven by the unknown effect of purchase accounting adjustments on such reconciling line items. However, Chegg believes that the change between the adjusted EBITDA guidance contained within this press release, from our most recently issued adjusted EBITDA guidance for the third quarter and fiscal year 2019 furnished in our Current Report on Form 8-K and filed with the Securities and Exchange Commission ("SEC") on July 29, 2019, will mostly impact the net loss reconciling line item.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Chegg's belief that Thinkful, as part of Chegg’s platform, will accelerate students’ path from learning to earning; Chegg’s belief that adding Thinkful courses to its suite of Chegg Learning Services will enable it to empower students to obtain in-demand, high-quality job skills, for the fastest-growing job categories, with affordable prices and will develop the next generation workforce; Chegg’s expectation that Thinkful will accelerate students’ path from learning to earning; that Chegg’s acquisition of Thinkful will enable Thinkful to accelerate course development, lower the cost for students, grow and increase its reach; that Thinkful as the future of higher learning in America; Chegg’s belief that providing that providing affordable, high-quality, human-supported, skills-based training represents an incredible opportunity to improve outcomes for learners, expands our TAM and continues to realign our education system towards workforce development both in the United States and around the world; statements regarding the expected closing of the Thinkful acquisition; statements regarding Chegg’s expectation for the full year 2019 revenue contribution of Thinkful and related effects of accounting write down of Thinkful’s deferred revenue; statements regarding Chegg’s expectations regarding Thinkful’s adjusted EBITDA for the remainder of 2019; statements regarding Thinkful’s expectation to be breakeven adjusted EBITDA in 2020 and contribute to Chegg’s adjusted EBITDA in fiscal years thereafter. Statements regarding future events are based on management's current expectations and are necessarily subject to associated risks related to, among other things, the timing and closing of the Thinkful acquisition; the potential impact on the business of Thinkful due to the acquisition, general economic conditions, competition, and integration risks, among others. Therefore, actual results, performance or achievements may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the "Risk Factors" section of Chegg's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on July 29, 2019 and Chegg's other SEC filings. You can obtain copies of Chegg's SEC filings on the SEC's website at www.sec.gov or at Chegg Investor Relations website at investor.chegg.com. The forward-looking statements included herein are made only as of the date hereof, and Chegg undertakes an obligation to revise or update any forward-looking statements for any reason except as required by law.

Media Contact:
Heather Hatlo Porter Press@Chegg.com
Investor Relations:
Tracey Ford IR@chegg.com

1 https://www.forbes.com/sites/richardvedder/2019/08/01/coding-academies-and-the-future-of-higher-education/#71665421e013

2 https://www.ilo.org/wcmsp5/groups/public/---dgreports/---inst/documents/publication/wcms_646038.pdf